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                                   Exhibit 5.1

                        LETTERHEAD OF LEWIS AND ROCA LLP

                                October 25, 1999

Board of Directors
Ebiz Enterprises, Inc.
15695 North 83rd Way
Scottsdale, AZ  85260

              Re:     Registration Statement on Form SB-2

Gentlemen:

              In connection with the registration by Ebiz Enterprises, Inc. (the "Company"), on Form SB-2 (the "Registration Statement") providing for registration under the Securities Act of 1933, as amended, of (i) 386,500 outstanding shares of Common Stock, (ii) at least 947,260 shares of Common Stock to be issued upon conversion of the Subordinated Convertible Debenture held by JEM Ventures Ebiz, LLC ("JEM"), (iii) up to 245,000 shares of Common Stock to be issued upon exercise of the Warrant held by JEM, (iv) up to 181,583 shares of Common Stock to be issued upon conversion of the Company's outstanding Series A Preferred Stock and (v) up to 10,000 shares of Common Stock to be issued upon exercise of another outstanding warrant, we are furnishing the following opinion as counsel to the Company.

              We have examined such corporate records, certificates of public officials and officers of the Company, and other documents and records as we have considered necessary or proper for the purpose of this opinion.

              Based on the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock of the Company that are issuable upon conversion of the aforementioned debenture and Series A Preferred Stock and exercise of the aforementioned warrants, when issued and sold in accordance with the transactions described in the documents setting forth the rights of such securities and the Registration Statement, and in accordance with the securities laws of the various states in which such shares of Common Stock may be issued, will be validly issued, fully paid and nonassessable.
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                                                                October 25, 1999
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              As counsel to the Company, we hereby consent to the reference of this firm under the caption "Legal Matters" contained in the Prospectus which is part of the Registration Statement and to the filing of this opinion as Exhibit
5.1 to the Registration Statement.

                                                     Very truly yours,

                                                     LEWIS AND ROCA LLP

                                                     /s/  LEWIS AND ROCA LLP